UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: April 21, 2006)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2006, Caraustar Industries, Inc. (the “Company” or “Registrant”) signed an agreement to sell the assets of Sprague Paperboard, Inc. to Cascades Inc. for $14.5 million (the “Agreement”). The closure of the transaction is subject to certain condition precedents, including State Environmental Agency approval of the transfer, pursuant to the Connecticut Transfer Act. In addition, the parties may terminate the transaction: (a) between the signing and August 1, 2006 (the “Termination Date”), by mutual written agreement; (b) after the Termination Date and only if the transaction has not been closed, by unilateral written notice of a non-breaching party should the nonterminating party materially breach the provisions of the Agreement, including representations warranties or failure to satisfy any condition precedent. The parties anticipate that the closure of the transaction shall occur on or before May 30, 2006; however, by agreement, the closing date is specified as the fifth business day after satisfaction or waiver of all conditions set forth in the Agreement. The Agreement includes reciprocal indemnification, whereby each party indemnifies the other, with those indemnification obligations limited to 50% of the purchase price, or $7.25 million. The sale of Sprague Paperboard, Inc. is part of the Company’s previously announced transformation plan, which included the exit of non-core businesses.

Simultaneous to the signing of the Agreement, the Company also signed a supply agreement, whereby the Company will agree to purchase 30,000 tons of coated recycled paperboard each year from Cascades. The effective date of the Supply Agreement coincides with the closure of the Transaction and has a five year term with provisions for automatic extension absent timely, written notice. The Supply Agreement specified fixed prices for six months, with future pricing to be negotiated and mutually agreed upon by the parties.

Item 7.01 Regulation FD Disclosure

The Company issued a press release announcing the signing of the Agreement and Supply Agreement regarding the sale of the assets of Sprague Paperboard, Inc. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1     Press Release dated April 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2006

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Press Release	99.1